SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

July 2, 2003

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court Suite 900 Newport Beach, California 92660 (Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On July 2, 2003, Health Care Property Investors, Inc. (the “Company”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which the Company agreed to issue and sell 1,400,000 shares of Company common stock, par value $1.00 per share, in an underwritten public offering. The net proceeds from the offering are expected to be used for general corporate purposes, which may include repayment of a portion of the Company’s outstanding indebtedness under its revolving lines of credit, selective repayments of other indebtedness and investments in additional properties.

Item 7.	Exhibits.

1.1	Purchase Agreement, dated July 2, 2003, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

99.1	Press Release Announcing the Offering Dated July 2, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2003

HEALTH CARE PROPERTY INVESTORS, INC.

By:	/S/ EDWARD J. HENNING
	Name:	Edward J. Henning
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated July 2, 2003, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

99.1	Press Release Announcing the Offering Dated July 2, 2003.